EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-82452), (Form S-3 No. 333-32306), (Form S-3 No. 333-37464), (Form S-3 No. 333-63246) and (Form S-3 No. 333-52996) of Viragen, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-50403) pertaining to the Viragen, Inc. Amended 1997 Stock Option Plan, (Form S-8 No. 33-60131) pertaining to the Viragen, Inc. 1995 Stock Option Plan, Employment Contracts with Key Executives and Stock Option Agreements with Directors of Viragen, Inc. and (Form S-8 No. 333-37466) pertaining to the Compensatory Stock Options and Warrants Granted to Consultants and Stock Option Agreement with a Key Executive of our report dated September 6, 2002, with respect to the consolidated financial statements of Viragen, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

	/s/	Ernst & Young LLP

Miami, Florida

September 24, 2002